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                                                                    Exhibit 23.4


                 CONSENT OF BAKER, DONELSON, BEARMAN & CALDWELL

    We hereby consent to the reference of our firm name under the caption "Description of the Merger and the Merger Agreement - Certain Federal Income Tax Consequences" and elsewhere in the Proxy Statement/Prospectus forming a part of, and to the use of our opinion as an exhibit to, the Registration Statement on Form S-4, No. 333-41953, of Health Management Associates, Inc. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Dated:  December 23, 1997


                            BAKER, DONELSON, BEARMAN & CALDWELL,
                                 a Professional Corporation


                            By:  /s/ Charles T. Tuggle, Jr.
                               -----------------------------------
                                 Charles T. Tuggle, Jr.